                                                           EXHIBIT 10(a)

                             SHAREHOLDERS AGREEMENT

               AGREEMENT, dated February 19, 1996 (this "Agreement"), by and among CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and each of the other parties signatory hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                              W I T N E S S E T H:
                              -------------------
               WHEREAS, concurrently herewith, Parent, STEALTH ACQUISITION II CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and DAVIDSON & ASSOCIATES, INC., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement;" capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

               WHEREAS, each of the Shareholders Beneficially Owns (as defined herein) the number of shares, par value $.01 per share, of common stock of the Company (the "Shares" or "Company Common Stock") set forth opposite such Shareholder's name on Schedule I hereto;

               WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

               NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

               1.   Provisions Concerning Company Common Stock.  Each
                    ------------------------------------------
     Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time and termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Shareholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by such Shareholder, whether heretofore owned or hereafter acquired,

     (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):
     (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;
     (B) a sale, lease, transfer or disposition of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of the Company; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or
     (4) any other action which, in the case of each of the matters referred to in clauses C (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder shall not enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 2 hereof. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.



               2.   Other Covenants, Representations and Warranties.  Each
                    -----------------------------------------------
     Shareholder hereby represents and warrants to Parent as follows:

               (a)  Ownership of Shares.  Such Shareholder is the record
                    -------------------
     and Beneficial Owner of the number of Shares set forth opposite such Shareholder's name on Schedule I hereto. On the date hereof, the Shares set forth opposite such Shareholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Shareholder. Such Shareholder has (i) sole voting power and sole power to issue instructions with respect to the matters set forth in
     Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Shareholder's name on
     Schedule I hereto and denoted by footnote 1, with no limitations, qualifications or restrictions on such rights (ii) shared voting power and shared power to issue instructions with respect to the matters set forth in Section 1 hereof, shared power of disposition, shared power of conversion, shared power to demand appraisal rights and shared power to agree to all of the matters set forth in this Agreement, in each case shared with another Shareholder party to this Agreement and in each case with respect to all of the Shares set forth opposite such Shareholder's name on Schedule 1 hereto and denoted by footnote 2.

               (b)  Power; Binding Agreement.  Such Shareholder has the
                    ------------------------
     legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is Trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

               (c)  No Conflicts.  (A) No filing with, and no permit,
                    ------------
     authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall
     (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

               (d)  No Finder's Fees.  Other than existing financial
                    ----------------
     advisory and investment banking arrangements and agreements between the Company and Smith Barney Inc. and between the Company and Kerlin Capital Group, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Shareholder or any of its affiliates or, to the knowledge of such Shareholder, the Company or any of its affiliates.

               (e)  Other Potential Acquirors.  Such Shareholder (i) shall
                    -------------------------
     immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or its subsidiaries or any business combination with the Company or its subsidiaries, in his, her or its capacity as such, and (ii) from and after the date hereof until termination of the Merger Agreement, unless and until the Company is permitted to take such actions under Section 4.4 of the Merger Agreement, shall not, in such capacity, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such transaction or acquisition, or agree to or endorse any such transaction or acquisition, or authorize or permit any of such

     Shareholder's agents to do so, and such Shareholder shall promptly notify Parent or Merger Sub of any proposal and shall provide a copy of any such written proposal and a summary of any oral proposal to Parent or Merger Sub immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the person making such proposal) and thereafter keep Parent or Merger Sub promptly advised of any development with respect thereto.

               (f)  Restriction on Transfer, Proxies and Non-Interference.
                    -----------------------------------------------------
     Such Shareholder shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
     (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

               (g)  Reliance by Parent.  Such Shareholder understands and
                    ------------------
     acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

               3.   Further Assurances.  From time to time, at the other
                    ------------------
     party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

               4.   Stop Transfer; Restrictive Legend.  (a) Each
                    ---------------------------------
     Shareholder agrees with, and covenants to, Parent that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                    (b)  Upon the written request of Parent, all
     certificates representing any of such Shareholder's Shares shall contain the following legend:

                    "The securities represented by this
                    certificate, including certain voting
                    and transfer rights with respect
                    thereto, are subject to the terms of a
                    Shareholders Agreement, dated February
                    19, 1996, among CUC International Inc.,
                    the Issuer and the parties listed on the signature pages thereto, a copy of which is on file in the principal office of the Issuer."

               5.   Termination.  Except as otherwise provided herein, the
                    -----------
     covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the Effective Time or (c) at the election of the Shareholders, if the Company's Board of Directors would have the right to terminate the Merger Agreement under
     Section 6.1(c)(iv) thereof.

               6.   Shareholder Capacity.  No person executing this
                    --------------------
     Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the record and/or beneficial owner of such Shareholder's Shares.

               7.   Miscellaneous.
                    -------------
               (a)  Entire Agreement.  This Agreement and the Merger
                    ----------------
     Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               (b)  Certain Events.  Each Shareholder agrees that this
                    --------------
     Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

               (c)  Assignment.  This Agreement shall not be assigned by
                    ----------
     operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

               (d)  Amendments, Waivers, Etc.  This Agreement may not be
                    ------------------------
     amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be
                              --------
     supplemented by Parent by adding the name and other relevant information concerning any Shareholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

               (e)  Notices.  All notices, requests, claims, demands and
                    -------
     other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to any Shareholder:             At the addresses set forth
                                   on Schedule I hereto

     with a copy to:               Gibson, Dunn & Crutcher
                                   333 South Grand Avenue
                                   Los Angeles, California 90071-3197
                                   Attention:  Peter F. Ziegler, Esq.
                                   Telephone:  (213) 229-7000
                                   Facsimile:  (213) 229-7520

     If to Parent
     or Merger Sub:                CUC International Inc.
                                   707 Summer Street
                                   Stamford, Connecticut  06901
                                   Telephone:  (203) 324-9261
                                   Facsimile:  (203) 977-8501
                                   Attention:  Amy N. Lipton, Esq.

     with a copy to:               Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Telephone:  (212) 310-8000
                                   Facsimile:  (212) 310-8007
                                   Attention:  Howard Chatzinoff, Esq.

     or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               (f)  Severability.  Whenever possible, each provision or
                    ------------
     portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (g)  Specific Performance.  Each of the parties hereto
                    --------------------
     recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               (h)  Remedies Cumulative.  All rights, powers and remedies
                    -------------------
     provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (i)  No Waiver.  The failure of any party hereto to exercise
                    ---------
     any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               (j)  No Third Party Beneficiaries.  This Agreement is not
                    ----------------------------
     intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

               (k)  Governing Law.  This Agreement shall be governed and
                    -------------
     construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

               (l)  Descriptive Headings.  The descriptive headings used
                    --------------------
     herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               (m)  Counterparts.  This Agreement may be executed in
                    ------------
     counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

               IN WITNESS WHEREOF, Parent and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.


                                       CUC INTERNATIONAL INC.


                                       By: /s/ E. Kirk Shelton
                                          ---------------------------------
                                          Name:  E. Kirk Shelton
                                          Title:  President

     ROBERT M. DAVIDSON                By: /s/ Robert M. Davidson
                                          ---------------------------------
     CHARITABLE REMAINDER TRUST           Robert M. Davidson


     By: /s/ Robert M. Davidson        By: /s/ Janice G. Davidson
        -----------------------------     ---------------------------------
       Robert M. Davidson, Trustee        Janice G. Davidson

     JANICE G. DAVIDSON                ELIZABETH A. DAVIDSON TRUST
     CHARITABLE REMAINDER TRUST

                                       By: /s/ Robert M. Davidson
                                          ---------------------------------
     By: /s/ Janice G. Davidson           Robert M. Davidson, Co-Trustee
        -----------------------------
        Janice G. Davidson, Trustee

                                       By: /s/ Janice G. Davidson
                                          ---------------------------------
     JOHN R. DAVIDSON TRUST               Janice G. Davidson, Co-Trustee


     By: /s/ Robert M. Davidson              EMILIE A. DAVIDSON TRUST
        -----------------------------
        Robert M. Davidson, Co-Trustee
                                       By: /s/ Robert M. Davidson
                                          ---------------------------------
     By: /s/ Janice G. Davidson           Robert M. Davidson, Co-Trustee
        ------------------------------
        Janice G. Davidson, Co-Trustee

                                       By: /s/ Janice G. Davidson
                                          ---------------------------------
                                          Janice G. Davidson, Co-Trustee

     AGREED TO AND ACKNOWLEDGED
     (with respect to Section 4):


     DAVIDSON & ASSOCIATES, INC.



     BY: /s/ Robert M. Davidson
        --------------------------------
      Name:  Robert M. Davidson
      Title: Chairman and Chief
              Executive Officer



     NYFS01...:\01\39801\0023\1547\AGR0265N.25F

                                  Schedule I to
                             Shareholders Agreement
                             ----------------------



     Name and Address*                               Number of Shares Owned
     ----------------                                ----------------------
     Robert M. Davidson                                            494,075 (1)

     Robert M. Davidson, as trustee of Robert M.                 9,000,000 (1)
     Davidson Charitable Remainder Unitrust

     Robert M. Davidson, as co-trustee of                        2,168,750 (2)
     Elizabeth A. Davidson Trust

     Robert M. Davidson, as co-trustee of                        2,168,750 (2)
     Emilie A. Davidson Trust2

     Robert M. Davidson, as co-trustee of                        2,168,750 (2)
     John R. Davidson Trust

     Janice G. Davidson                                            488,475 (1)

     Janice G. Davidson, as trustee of Janice G.                 9,000,000 (1)
     Davidson Charitable Remainder Unitrust

     Janice G. Davidson, as co-trustee of                        2,168,750 (2)
     Elizabeth A. Davidson Trust

     Janice G. Davidson, as co-trustee of                        2,168,750 (2)
     Emilie A. Davidson Trust

     Janice G. Davidson, as co-trustee of                        2,168,750 (2)
     John R. Davidson Trust


     ----------------------------------------
     (1) Shareholder has sole power with respect to such shares. See Section 2(a)(i) of this Agreement.

     (2)  Shareholder has shared power with respect to such shares.  See
          Section 2(a)(ii) of this Agreement.

     *c/o Robert M. Davidson and Janice G. Davidson, 19840 Pioneer Avenue, Torrance, CA 90503; Tel. (310) 793-0600; Fax (310) 793-0601.